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Exhibit 4.2(c)
Instruments Defining the Rights of Security Holders

                    REGISTRATION RIGHTS AGREEMENT

     This Agreement is made by and between Topro, Inc. (the "Company") and the undersigned holder of securities of the Company (the "Shareholder"), who has acquired shares (the "Shares") of the Company's $.0001 par value Common Stock (the "Common Stock"), and who may, in certain events, acquire certain Common Stock Purchase Warrants (the "Warrants") described in Section 2(b), below (the Common Stock underlying the Warrants referred to herein as "the Additional Shares") in a non-public transaction (the "Private Placement") and in accordance with the provisions of a Stock Purchase Agreement dated November 20, 1997, to be effective as of the closing date of the Private Placement (the "Closing Date").

     WHEREAS, the Shareholder has purchased securities from the Company in a private transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the "Act");

     WHEREAS, the Shares, the Warrants, and the Additional Shares are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations promulgated under the Act; and

     WHEREAS, the Shareholder's purchase of the securities was made with the understanding that the Shareholder would receive the registration rights set forth herein;

     NOW, THEREFORE, in consideration for the purchase of the securities by the Shareholder and the mutual promises and covenants set forth herein, the Shareholder and the Company hereby mutually agree as follows:

     So long as the Shareholder owns any of the Shares, Warrants, or Additional Shares, the Shareholder shall, subject to the terms and conditions set forth herein, have the right to require that the Company register the Shares and the Additional Shares under the Act as follows:

     1. REGISTRATION RIGHT. The Company shall file a registration statement, or an amendment to a previously filed registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") registering the Shares as soon as practicable after the Closing Date, and shall use its best efforts to cause the Registration Statement to become effective as soon as possible thereafter. The Company shall be required to file no more than one Registration Statement pursuant to this paragraph. The Company may include in the Registration Statement securities to be sold by the Company and by any selling securityholder.


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     2.  WARRANTS ISSUABLE DUE TO DELAY IN EFFECTIVENESS; TERMS OF WARRANTS;
REGISTRATION OF ADDITIONAL SHARES.

         a. If the Registration Statement is not declared effective by the SEC within 90 days following the Closing Date, the Company will issue to the Shareholder the number of Warrants equal to 10% of the number of Shares purchased in the Private Placement.

         b. Each Warrant shall be exercisable to purchase one share of Common Stock, at a price equal to the price per share paid by the Shareholder in the Private Placement, for a period of two years from the Closing Date. The Warrants will not be redeemable by the Company. The Warrants will contain anti-dilution provisions concerning mergers in which the Company is not the survivor, reclassifications of securities, and other extraordinary corporate events.

         c. In the event any Warrants are issued, the Company will amend the Registration Statement, or, within 90 days following the date the Warrants are issued, will file a new registration statement, registering the Additional Shares under the Act for sale by the Shareholder.

     3. COMPANY'S OBLIGATIONS IN REGISTRATION. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Shares or Additional Shares under the Act, the Company will, as expeditiously as possible:

         a.  Prepare and file with the SEC the proposed Registration
     Statement with respect to such Shares and/or Additional Shares and use its best efforts: (i) to cause the Registration Statement to become and remain effective to permit the Shareholder to dispose of the Shares and/or Additional Shares in sales pursuant to the Registration Statement; and (ii) to keep the Registration Statement effective until the Shareholder has completed the distribution of the securities registered (the "Selling Period") as provided herein (including the taking of such steps as are necessary to obtain the removal of any stop order);

         b. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective throughout the Selling Period and to comply with the provisions of the Act;

         c. Furnish to the Shareholder such number of copies of the prospectus and preliminary prospectus in conformity with the requirements of the Act, and such other documents as the Shareholder may reasonably request, in order to facilitate the public sale or other disposition of the Shares and/or Additional Shares;

         d. Use its best efforts to register or qualify the Shares and Additional Shares covered by the Registration Statement under the securities or blue sky laws of the states


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in which the Shareholder resides and do any and all other acts and things which may be necessary to enable the Shareholder to consummate the public sale or other disposition of such Shares in such jurisdiction; and

          e. Promptly notify the Shareholder, at any time when a prospectus relating to any of the Shares and/or Additional Shares is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact, or omits to state a material fact, required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In the event the Registration Statement or prospectus includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall file with the SEC a prospectus supplement under Rule 424 or a post-effective amendment, as required. The Company agrees to prepare and furnish to the Shareholder a reasonable number of copies of any such supplement or amended prospectus as may be necessary so that, as thereafter delivered to purchasers of the Shares and/or the Additional Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     4. EXPENSES OF REGISTRATION. All expenses incurred by the Company which are necessary in complying with this Agreement, including, without limitation, (a) all registration and filing fees, (b) all printing expenses,
(c) all fees and disbursements of counsel and accountants for the Company, and (d) all blue sky fees and expenses, are herein called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of the Shares and/or Additional Shares incidents to any such registration are herein called "Selling Expenses." "Selling Expenses" shall also include the costs of any independent counsel which the Shareholder may choose to represent the Shareholder in connection with the review of the Registration Statement. The Company will be responsible for all Registration Expenses in connection with the Registration Statement filed pursuant to this Agreement. All Selling Expenses in connection with registration pursuant to this Agreement shall be borne proportionately by the Company and by the Shareholder in proportion to the number of shares included in the Registration Statement for their respective accounts.

     5. SHAREHOLDER OBLIGATIONS. The Company's contractual obligation to include the Shares and/or Additional Shares on behalf of the Shareholder in a Registration Statement filed by the Company shall be subject to the reasonable cooperation of the Shareholder with counsel to the Company. The Shares and/or Additional Shares held by the Shareholder may be excluded from a Registration Statement at the election of the Company in the event all information essential for the Company and its counsel to prepare the Registration Statement is not furnished by the Shareholder, after the Shareholder, upon written requests of the Company or its counsel, has been


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given a reasonable amount of time (not less than ten days from the date such request has been sent to the Shareholder) to transmit the requested information to the Company and/or its counsel.

          6. COMPANY'S INDEMNIFICATION. In the event of any registration under the Act of any of the Shares and/or Additional Shares pursuant to this Agreement, the Company (a) will indemnify and hold harmless the Shareholder and each underwriter and each other affiliate of the Shareholder or such underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Shareholder or such underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment thereof or supplement thereto, or any document incident to registration or qualification of the Shares and/or Additional Shares covered thereby under state securities or blue sky laws, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of the Act or state securities or blue sky laws applicable to the Company and relating to any action or inaction required by the Company in connection with such registration or qualification under such state securities or blue sky laws, and (b) will reimburse the Shareholder and each such underwriter and each such affiliate for any legal or any other expenses reasonably incurred by the Shareholder, each such underwriter and each such affiliate, in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to any indemnified person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, said preliminary prospectus or said prospectus or said amendment or supplement, or any document incident to registration or qualification under state securities or blue sky laws, in reliance upon and in conformity with any information furnished in writing to the Company or its counsel by such indemnified person specifically for use in the preparation thereof or if such loss, claim, damage, liability or action arose out of the violation of any duty to which the Shareholder may be subject, including the obligation to deliver a copy of any prospectus, supplement or amendment to a purchaser of the Shares and/or Additional Shares and such prospectus, supplement or amendment was made available to the Shareholder by the Company.

     7. SHAREHOLDER'S INDEMNIFICATION. In the event of any registration of the Shares and/or Additional Shares under the Act pursuant to this Agreement, the Shareholder will indemnify and hold harmless the Company and each affiliate and controlling person, as defined by the Act, of the Company, each officer or employee of the Company who signs the Registration Statement, each director of the Company, any agent of the Company and each underwriter, and any and all affiliates and controlling persons, as defined by the Act, of such persons, against any and all such losses, claims, damages or liabilities as the Shareholder and others are indemnified against by the Company and will reimburse the Company and each of the foregoing persons for any losses, claims, damages or liabilities (or actions in respect thereof) and for any legal or any other expenses incurred by each such person, if the statement or omission in respect of which such loss,


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claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished to the Company in writing by such Shareholder specifically for use in connection with the preparation of the Registration Statement or prospectus.

     8. NOTICE REQUIRED IN CASES SUBJECT TO INDEMNIFICATION. Promptly after receipt by a party entitled to indemnification of notice of the commencement of any action involving a claim referred to in paragraphs 6 or 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred; PROVIDED, HOWEVER, that the indemnifying party shall be obligated to pay such expenses and fees of only one such separate counsel of such indemnified party for matters relating to any one registration statement, without regard to the number of defenses that may be available or the interests of the parties that may conflict.

     9. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate at such time as all the Shares and Additional Shares, if any are issued or issuable, are eligible for the termination of resale restrictions afforded by Rule 144(k) of the Act (or its successor provision).

     10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and may not be modified or amended except by an instrument in writing signed by the party against whom enforcement is sought.

    11. AUTHORIZATIONS; BINDING EFFECT. The persons signing this Agreement on behalf of the Company and the Shareholder have been duly authorized to so execute this Agreement and this agreement constitutes the binding obligation of the parties.

     12. NOTICES. Any notice required to be given under the terms of this Agreement shall, if given to the Company, be sent to Topro, Inc., Attention:
John Jenkins, President, 2525 West Evans, Denver, Colorado 80219, or at such subsequent address of which the Shareholder may receive written notice, and if to the Shareholder, at its address as set forth in the Stock Purchase Agreement entered into by the Shareholder and the Company in connection with the purchase of

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the Shares, or at such subsequent address of which the Company may receive written notice. All notices shall be sent by certified or registered mail, return receipt requested or by similar postal service, or by regularly scheduled overnight courier service. Notices shall be deemed received upon actual receipt if sent by certified or registered mail, or one business day after deposit with such courier service.

     13. PARAGRAPH HEADINGS. The paragraph headings used herein are for convenience only and shall not be deemed to be a substantive part of this Agreement.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the undersigned parties have executed this Registration Rights Agreement, to be effective as set forth above.


TOPRO, INC. (The Company)
                                         ---------------------------------
                                         (The Shareholder)



By:                                      By:
    -----------------------------            -----------------------------
    John Jenkins, President





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